Exhibit 99.1

ASPECT COMMUNICATIONS REPORTS FIRST QUARTER 2003 FINANCIAL RESULTS

Company Reports First Quarter EPS of $0.05 and Cash of $201 Million

SAN JOSE, Calif., April 17, 2003 — Aspect Communications Corporation (Nasdaq: ASPT), the leading provider of enterprise customer contact solutions, today reported financial results for the quarter ended March 31, 2003, consistent with previously released preliminary results.

FIRST QUARTER FINANCIAL RESULTS:

Revenues for the first quarter of 2003 totaled $84.4 million compared to $96.9 million for the fourth quarter of 2002 and $104.5 million for the first quarter last year. License revenues in the first quarter of 2003 were $14.9 million compared to $20.6 million for the fourth quarter of 2002 and $22.9 million for the first quarter last year. Hardware revenues totaled $9.2 million in the first quarter compared to $14.2 million for the fourth quarter and $17.7 million for the first quarter last year. Services revenues in the first quarter were $60.3 million compared to $62.2 million for the fourth quarter and $63.8 million for the first quarter last year.

Net income attributable to common shareholders for the first quarter of 2003 was $2.6 million or a profit of $0.05 per share on a basic and fully diluted basis. This compares with a net income of $6.7 million or a profit of $0.13 per share for the fourth quarter of 2002 and a net loss of $40.7 million or a loss of $0.78 per share for the same period last year.

“Despite the economic environment and the weakness in technology spending, we remained profitable, reduced our expenses and strengthened our balance sheet,” said Beatriz Infante, Aspect’s Chairman, President, and CEO. “Our results demonstrate that we have taken steps to right-size our business to ensure our long-term success.”

For the first quarter of 2003, gross margins were 53.0%. This compares to 55.0% for the fourth quarter of 2002 and 44.4% for the first quarter of 2002. Operating expenses were

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Aspect Communications Announces Financial Results for the Quarter ended March 31, 2003, page 2

$37.7 million for the first quarter of 2003 compared to $44.4 million in the fourth quarter of 2002 and $58.3 million for the same period last year.

Cash, cash equivalents, and short-term investments totaled $200.6 million as of March 31, 2003, including $43.7 million, net of expenses, from the closing of the company’s private placement financing in January 2003. This compares to $146.1 million as of December 31, 2002. During the quarter, the company generated $18.6 million in cash from operations and utilized approximately $5.6 million to repurchase subordinated convertible debentures. Accounts receivable at quarter-end totaled $41.8 million and days sales outstanding were 39 days compared to 45 days at December 31, 2002. Net inventories at March 31, 2003 totaled $9.9 million, an increase of $3.1 million from the prior quarter.

OPERATIONAL HIGHLIGHTS:

Aspect’s installed base continued to be an important source of recurring service revenues, as well as product revenues. In addition, the company added several new customers to its platinum customer base. The company received product revenues from these significant new and existing Aspect customers: HSBC, Washington Mutual, Agilent, Toll Collect GmBH, Royal Bank of Scotland, Startek, Healthnet, Comcast Cablevision, Intersections, DaimlerChrysler and Countrywide.

The company’s industry-leading product, Aspect eWorkforce Management, won Communications Solutions Magazine’s Product-of-the-Year Award.

The company will host a conference call and web-cast today at 1:45 pm Pacific Time to discuss first quarter 2003 results. A replay of the conference call will be available from April 17, 2003 at 5:00 pm Pacific Time through April 24, 2003 at 8:59 pm Pacific Time by calling 800-753-8546 or 402-220-0685. The web-cast and replay of the conference call may be accessed from the company’s home page at www.aspect.com.

About Aspect Communications
 Aspect Communications Corporation is the leading provider of business communications solutions that help companies improve customer satisfaction, reduce operating costs, gather market intelligence and increase revenue. Aspect is a trusted mission-critical

Aspect Communications Announces Financial Results for the Quarter ended March 31, 2003, page 3 partner with more than two-thirds of the Fortune 50, daily managing more than 3 million customer sales and service professionals worldwide. Aspect is the only company that provides the mission-critical software platform, development environment and applications that seamlessly integrate voice-over-IP, traditional telephony, e-mail, voicemail, Web, fax and wireless business communications, while guaranteeing investment protection in a company’s front-office, back-office, Internet and telephony infrastructures. Aspect’s leadership in business communications solutions is based on more than 17 years of experience and more than 8,000 implementations deployed worldwide. The company is headquartered in San Jose, Calif., with offices around the world and an extensive global network of systems integrators, independent software vendors and distribution partners. For more information, visit Aspect’s Web site at http://www.aspect.com or call (877) 621-3692.

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Aspect, the Aspect logo and the phrases and marks relating to other Aspect products and services discussed in this press release constitute one or both of the following: (1) registered trademarks and/or service marks of Aspect Communications Corporation in the United States and/or other countries or (2) intellectual property subject to protection under common law principles. All other names and marks mentioned in this document are properties of their respective owners.

Carrie Kovac
Investor Relations
Aspect Communications
(408) 325-2437
carrie.kovac@aspect.com

ASPECT COMMUNICATIONS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts — unaudited)

	Three Months Ended

	March 31,	December 31,	March 31,
	2003	2002	2002

Net revenues:
License	$14,952	$20,590	$22,939
Services	60,291	62,172	63,849
Hardware	9,165	14,182	17,733

Total net revenues	84,408	96,944	104,521

Cost of revenues:
Cost of license revenues	2,393	2,625	1,645
Cost of services revenues	27,024	29,041	34,188
Cost of hardware revenues	8,977	10,665	18,534
Amortization of intangible assets	1,243	1,257	3,764

Total cost of revenues	39,637	43,588	58,131

Gross margin	44,771	53,356	46,390
Operating expenses:
Research and development	12,888	12,640	15,418
Sales and marketing	20,355	20,822	31,777
General and administration	4,278	11,131	10,594
Restructuring charges	—	(295)	—
Amortization of intangible assets and stock-based compensation	147	124	537

Total operating expenses	37,668	44,422	58,326

Income (loss) from operations	7,103	8,934	(11,936)
Interest and other income (expense), net	(1,766)	(1,695)	(235)
Income (loss) before income taxes	5,337	7,239	(12,171)
Provision (benefit) for income taxes	1,247	573	(22,919)

Net income (loss) before cumulative effect of change in accounting principle	4,090	6,666	10,748
Cumulative effect of change in accounting principle	—	—	(51,431)

Net income (loss)	4,090	6,666	(40,683)
Less Preferred Stock Dividend, Accretion, and Amort	(1,539)	—	—

Net Income (loss) attributable to Common Shareholders	$2,551	$6,666	($40,683)

Basic and diluted earnings (loss) per share	$0.05	$0.13	($0.78)
Basic and diluted weighted average shares outstanding	53,315	52,932	52,065

ASPECT COMMUNICATIONS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands — unaudited)

	March 31,	December 31,	March 31,
	2003	2002	2002

Assets
Current assets:
Cash, cash equivalents and short-term investments	$200,556	$146,100	$131,286
Accounts receivable, net	41,845	51,145	84,042
Inventories	9,907	6,839	7,373
Other current assets	15,294	13,664	47,648

Total current assets	267,602	217,748	270,349
Property and equipment, net	81,128	86,528	105,384
Intangible assets, net	11,225	12,497	59,771
Other assets	10,597	8,949	18,292

Total assets	$370,552	$325,722	$453,796

Liabilities and shareholders’ equity
Current liabilities:
Short-term borrowings	$7,020	$7,186	$17,833
Accounts payable	5,907	6,798	13,016
Accrued compensation and related benefits	15,707	16,051	20,748
Other accrued liabilities	59,515	67,370	67,305
Deferred revenues	41,631	30,220	31,415
Convertible subordinated debentures	121,178	124,983	—

Total current liabilities	250,958	252,608	150,317
Long term borrowings	39,500	41,243	27,047
Deferred taxes	—	—	4,166
Other long-term liabilities	9,945	10,174	11,573
Convertible subordinated debentures	—	—	174,145

Total liabilities	300,403	304,025	367,248
Redeemable Convertible Preferred Stock	28,594	—	—
Shareholders’ equity	41,555	21,697	86,548

Total liabilities and shareholders’ equity	$370,552	$325,722	$453,796

ASPECT COMMUNICATIONS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands — unaudited)

	Three months ended

	March 31, 2003	December 31, 2002	March 31, 2002

Cash flows from operating activities:
Net income (loss)	$4,090	$6,666	$(40,683)
Reconciliation of net income (loss) to cash provided by operating activities:
Depreciation	6,394	7,178	9,399
Amortization of intangible assets	1,272	1,271	4,167
Amortization of stock-based compensation	118	110	134
Loss on disposal of property	2	350	—
Loss (Gain) on extinguishment of debt	17	—	(2,077)
Cumulative effect of change in accounting principle	—	—	51,431
Non-cash interest expense on debentures	1,804	1,831	2,616
Deferred taxes	14	67	278
Changes in operating assets and liabilities
Accounts receivable	9,734	11,422	(4,759)
Inventories	(2,998)	(1,939)	4,648
Other current assets and other assets	(3,285)	2,117	(23,898)
Accounts payable	203	(4,666)	6,783
Accrued compensation and related benefits	(377)	(3,066)	1,858
Other accrued liabilities	(9,835)	(12,175)	(4,434)
Deferred revenues	11,406	(5,206)	1,738

Net cash provided by operating activities	18,559	3,960	7,201
Cash flows from investing activities:
Short-term investment purchases	(55,266)	(50,874)	(29,949)
Short-term investment sales and maturities	47,468	49,930	22,337
Property and equipment purchases	(1,047)	(1,231)	(3,613)

Net cash used in investing activities	(8,845)	(2,175)	(11,225)
Cash flows from financing activities:
Other common stock transactions, net	898	25	2,042
Proceeds from issuance of preferred stock, net	43,736	—	—
Payments on capital lease obligations	(179)	(196)	(185)
Proceeds from borrowings	—	—	2,000
Payments on borrowings	(1,730)	(1,685)	(576)
Payments on repurchase of convertible subordinated debentures	(5,612)	—	(10,126)

Net cash provided by (used in) financing activities	37,113	(1,856)	(6,845)
Effect of exchange rate changes on cash and cash equivalents	(132)	155	108

Net increase (decrease) in cash and cash equivalents	46,695	84	(10,761)
Cash and cash equivalents:
Beginning of period	66,051	65,967	72,564

End of period	112,746	66,051	61,803
Short-term investments at the end of period	87,810	80,049	69,483

Cash, cash equivalents and short-term investments	$200,556	$146,100	$131,286

Supplemental disclosure of cash flow information:
Cash paid for interest	$764	$711	$723
Cash paid for income taxes	$235	$—	$—
Supplemental schedule of noncash investing and financing activities
Accrued preferred stock dividend and amortization of redemption premium	$1,274	$—	$—
Amortization of beneficial conversion feature	$265	$—	$—